Exhibit 99(a)

                           JAMES MONROE BANCORP, INC.

          SUBSCRIPTION AGREEMENT FOR OFFERING OF SHARES OF COMMON STOCK

THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE ACCOMPANYING PROSPECTUS. WE URGE YOU TO CAREFULLY READ THE PROSPECTUS IN ITS ENTIRETY BEFORE SUBMITTING THIS SUBSCRIPTION AGREEMENT. ALL SUBSCRIPTIONS, ONCE SUBMITTED, ARE IRREVOCABLE BY THE SUBSCRIBER.

IF YOU HAVE QUESTIONS ABOUT HOW TO COMPLETE THIS SUBSCRIPTION AGREEMENT, CONTACT RICHARD I. LINHART, THE SUBSCRIPTION AGENT FOR JAMES MONROE BANCORP, INC. AT 703.524.8100

I. Subscription for Shares of Common Stock. The undersigned hereby irrevocably subscribes for _______________________________ shares of common stock of James Monroe Bancorp, Inc. at the purchase price of ____ per share.(1)

II. Purchase Price and Manner of Payment.  The undersigned submits herewith,  by means of a check, bank draft or money order in the amount of $_______________________ ($_____ multiplied by the total number of shares subscribed for in part I above), payable to "James Monroe Bancorp, Inc. Escrow Account" full payment for the total number of shares subscribed for.

III. (a) Registration Instructions. This part must be completed with respect to all shares purchased. If shares are to be registered in more than one manner, complete as many Subscription Agreements as there are registrations, or attach separate sheets providing all of the information required below with respect to each registration, and indicating the number of shares subject to each registration.


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                                     (Name)

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          (Address, including Street, City, County, State and ZIP Code)

   Taxpayer identification or Social Security Number: __________________________ Manner in which securities are to be owned:
       [_]  Individual
       [_]  Tenants in Common
       [_]  Joint Tenants
       [_]  Retirement Account (Trustee signature and authorization required)
       [_]  Uniform Transfer to Minors
            [_]    Other  _______________________ (for example,  corporation, trust or estate. If shares are purchased for a trust, the date of the trust agreements and trust title must be included).

         (b) Special Delivery Instructions: If certificate(s) representing the shares subscribed for is to be delivered to an address other than as indicated in III.(a) above, please provide the delivery address below.


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                                     (Name)


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          (Address, including Street, City, County, State and ZIP Code)


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(1) Subject to a minimum subscription  of 400  shares,  subject  to our right to permit smaller subscriptions. Subject to reduction in the event that the offering is oversubscribed, and to our right to reject any subscription in whole or in part.

IV. Deadline. This Subscription Agreement and payment in full of the purchase price must be actually received by Richard I. Linhart, Subscription Agent for James Monroe Bancorp, Inc., 3033 Wilson Boulevard, Arlington, Virginia 22201, NO LATER THAN 5:00 P.M., EASTERN TIME, ON _________, 2000, (the "Termination Date") subject to extension or earlier termination as set forth in the prospectus.

V. Investment Intent. By executing and submitting this Subscription Agreement, the undersigned represents to James Monroe Bancorp, Inc. that the shares which are being subscribed are being purchase for investment only, for the undersigned's own account (or for the account of the persons designated in part III above) and not for the account of others, and not with a view to resale, distribution, or transfer. The shares are not being purchased for subdivision, and the undersigned has no present intention, and no contract, undertaking, agreement, or arrangement with any person or entity, to sell, pledge or otherwise transfer (with or without consideration) to any such person or entity any shares being subscribed for, and the undersigned has no present plans or intention to enter into any such contract, undertaking, agreement, or arrangement.

Name(s) of Subscriber(s):

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Daytime Telephone Number:
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Evening Telephone Number:
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SIGNATURE(S):

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         (Signature(s) of subscriber(s) exactly as name(s) appear above)

Dated:
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If  signature  is by  trustee(s),  executor(s),  administrator(s),  guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information as to such person.

Name (please print):
                    ------------------------------------------------------------

Capacity (Full title):
                      ----------------------------------------------------------

Address (including ZIP Code):
                             ---------------------------------------------------

Business Telephone Number (including area code):
                                                --------------------------------

Taxpayer identification or Social Security Number:
                                                  ------------------------------

IN DETERMINING WHETHER TO ACCEPT ANY SUBSCRIPTION, IN WHOLE OR IN PART, WE MAY, IN OUR SOLE DISCRETION, TAKE INTO ACCOUNT THE ORDER IN WHICH SUBSCRIPTIONS ARE RECEIVED, A SUBSCRIBER'S POTENTIAL TO DO BUSINESS WITH, OR TO DIRECT CUSTOMERS TO, JAMES MONROE BANK AND OUR DESIRE TO HAVE A BROAD DISTRIBUTION OF STOCK OWNERSHIP, AS WELL AS LEGAL OR REGULATORY RESTRICTIONS.

                           JAMES MONROE BANCORP, INC.
                    OHIO SUPPLEMENT TO SUBSCRIPTION AGREEMENT

          THIS SUPPLEMENT MUST BE EXECUTED BY EACH INVESTOR RESIDENT IN
      THE STATE OF OHIO. IF AN OHIO INVESTOR DOES NOT SIGN AND RETURN THIS
              SUPPLEMENT, HIS OR HER SUBSCRIPTION WILL BE REJECTED.

         The undersigned Ohio resident desires to participate in the offering by James Monroe Bancorp, Inc. (the "Company") of shares of its common stock. In order to induce the Company to permit the undersigned to participate in the offering, the undersigned makes the representations and warranties set forth below to the Company.

         o The shares of common stock for which the undersigned is subscribing will be acquired by the undersigned for investment only, for the undersigned's own account (or for the account of the persons designated in Part III of the subscription agreement) and not for the account of others, and not with a view to resale, distribution, or transfer of the same. The shares are not being purchased for subdivision; and the undersigned has no present intention, and no contract, undertaking, agreement, or arrangement with any person or entity, to sell, pledge, hypothecate or otherwise transfer (with or without consideration) to any person or entity any shares for which the undersigned is subscribing, and the undersigned has no present plans or intention to enter into any such contract, undertaking, agreement, or arrangement.

         o The undersigned is aware that the common stock is thinly traded, and that no person or entity currently offers to make a market in the common stock on a regular basis, and that no market may exist for the resale of the common stock following the completion of the offering.

         o The undersigned is aware of all restrictions imposed by the Company on the shares purchased in the offering.(1)

         o The undersigned acknowledges and agrees that the Company will rely on the completeness and accuracy of these representations and warranties in connection with sales in Ohio pursuant to exemptions from registration under the securities laws of the State of Ohio.

Name(s) of Subscriber(s):

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SIGNATURE(S):

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         (Signature(s) of subscriber(s) exactly as name(s) appear above)

Dated:
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If  signature  is by  trustee(s),  executor(s),  administrator(s),  guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information as to such person.

Name (please print):
                    ------------------------------------------------------------

Capacity (Full title):
                      ----------------------------------------------------------


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(1) The  Company  has  not   imposed  any  restriction  on transfer or resale on
the shares of common stock to be sold in the offering.